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                                                                   EXHIBIT 10.29


                                    AGREEMENT
                      REGARDING LAMPS PLUS, INC. LITIGATION

         THIS AGREEMENT ("Agreement") is made effective as of (although not executed on) February 21, 2003 by and among Craftmade International, a Delaware corporation ("Craftmade"), Design Trends, LLC, a Delaware limited liability company ("Design Trends"), Dolan Northwest, LLC, an Oregon limited liability company ("Dolan Northwest") and Patrick S. Dolan, an individual ("Dolan") (collectively "the Parties").

         WHEREAS, Lamps Plus, Inc. and Pacific Coast Lighting filed a lawsuit against Dolan, Design Trends and Craftmade in the United States District Court for the Northern District of Texas, Dallas Division, Case No. 3:01-cv-01537 ("the Lawsuit"); and

         WHEREAS, the Parties desire to alter the terms by which they have been paying the expenses of the Lawsuit; and

         WHEREAS, the Parties are entering into this Agreement to set forth the responsibilities of the Parties for payment of additional fees, costs and expenses of the Lawsuit, along with the rights to any recovery that might be had by reason of the Lawsuit.

         IT IS HEREBY AGREED:

         1. Effective for legal services rendered after February 21, 2003, Design Trends will pay the first $150,000 of legal fees and expenses incurred by the Parties in the defense (which term includes both the defense of the claims brought against the Parties and the prosecution of counter-claims brought by the Parties) of the Lawsuit.

         2. After the Parties have incurred $150,000 in legal fees and expenses in the defense of the Lawsuit for the period after February 21, 2003 (which the Parties agree occurred on April 16, 2003), then Dolan Northwest shall assume and be responsible for all legal fees and expenses incurred by the Parties, or any of them, in the defense of the Lawsuit from that date forward, and will indemnify and hold harmless Craftmade and Design Trends from and against any and all claims, liabilities, or losses arising out of the legal fees and expenses incurred in the defense of the Lawsuit after February 21, 2003.

         3. Dolan Northwest shall be solely responsible for the payment or other satisfaction of any judgment which may be rendered in the Lawsuit against any of the Parties, including any judgment for actual damages, exemplary damages, attorney's fees, court costs or any other basis whatsoever, and will indemnify and hold harmless Craftmade and Design Trends from and against any and all liabilities, losses, damages, costs or other expenses associated with said judgment.

         4. In the event any party to the Lawsuit should perfect an appeal of a final Judgment rendered in the Lawsuit, Dolan Northwest shall be responsible for all additional legal fees and expenses which may be incurred in the prosecution or defense of any such appeal.





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         5. In the event a judgment is entered against the Parties in the
Lawsuit by the District Court and an appeal is taken by the Parties, Dolan Northwest shall ensure that the Parties post a supersedeas bond in an amount sufficient to supercede enforcement of the judgment pending appeal, and Dolan Northwest shall be responsible for the payment of all premiums and other expenses incurred to obtain said bond.

         6. Without limiting the effect of or obligations imposed by the preceding four paragraphs, Design Trends agrees that, solely as an accommodation and convenience for Dolan Northwest, it will advance the funds necessary to pay the legal fees and expenses for which Dolan Northwest will be responsible (by paying the attorneys and other vendors directly) as well as any final Judgment which may be entered against any of the Parties in the Lawsuit. Design Trends shall treat said advances as a loan and charge said expenses and payments against Dolan Northwest's capital account in Design Trends, which is maintained pursuant to the terms of the August 3, 1999, Limited Liability Company Agreement of Design Trends, LLC. In the event that Dolan Northwest's capital account should be insufficient to pay any fees or expenses for which Dolan Northwest is responsible under the terms of this Agreement, Design Trends shall notify both Dolan and Dolan Northwest of such deficiency by written notice addressed to Dolan and Dolan Northwest at the addresses shown below (or at such other address or addresses as Dolan or Dolan Northwest may from time to time provide to Design Trends for that purpose) and Dolan Northwest shall, within ten days after the date of Design Trends' written notice of such deficiency, reimburse Design Trends for any such fees, expenses, costs, or liabilities (including the satisfaction of any final Judgments) advanced by Design Trends. In consideration of the benefit Dolan is deriving from these advances, Dolan shall unconditionally guarantee this obligation of Dolan Northwest and shall pay or otherwise satisfy this obligation of Dolan Northwest within said ten day period if Dolan Northwest shall fail to do so.

         7. In the event of a net recovery in the Lawsuit in favor of any or all of the Parties to this agreement, Dolan shall be entitled to retain all of the proceeds of such recovery.

         8. Dolan Northwest shall assume and be responsible for all obligations of Design Trends to indemnify Lowe's Companies, Inc. (or any of its subsidiaries) for any loss or damage incurred as a result of the Lawsuit, including but not limited to any obligations of Design Trends arising under the provisions of Article V of Lowe's Master Standard Buying Agreement entered into by Design Trends and Lowe's Companies, Inc. on June 8, 2000, a copy of which is attached as Exhibit "A."

         9. The Parties shall continue to cooperate in the defense of the Lawsuit (including any appeal) and shall provide all assistance reasonably necessary to Counsel for the Parties or to each other throughout the continued pendency of the Lawsuit (including any appeal).

         10. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         11. A facsimile transmitted counterpart to this agreement will be deemed as original for purposes of entering into this agreement.



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         SIGNED on the dates shown, but to be effective in all things as of
February 21, 2003.


                                 CRAFTMADE INTERNATIONAL, INC.


                                 By:         /s/ James R. Ridings
                                     ------------------------------------------
                                     Name: James R. Ridings
                                     Title: Chairman of the Board, President
                                             and Chief Executive Officer
                                 Date: December 31, 2003


                                 DESIGN TRENDS, LLC

                                 By: Craftmade International, Inc., Manager

                                     By:    /s/ James R. Ridings
                                        ---------------------------------------
                                        Name: James R. Ridings
                                        Title: Chairman of the Board, President
                                                and Chief Executive Officer
                                 Date: December 31, 2003


                                 DOLAN NORTHWEST, LLC

                                 By:       /s/ Daniel J. Dolan
                                     ------------------------------------------
                                     Name: Daniel J. Dolan
                                     Title: Managing Member
                                 Address: 1919 NW 19th Ave., Portland, Oregon
                                 Date: 12-31-2003



                                      /s/ Patrick S. Dolan
                                 ----------------------------------------------
                                 PATRICK DOLAN, Individually
                                 Address: 3551 NW Yeon Ave
                                 Date:  12-31-03







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